EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-106881) pertaining to the First Cash 401(k) Profit Sharing Plan of our report dated June 18, 2014, with respect to the financial statements and schedule of the First Cash 401(k) Profit Sharing Plan included in this Annual Report (Form 11-K) for the years ended December 31, 2013 and 2012.

/s/ Stovall Grandey & Allen LLP

Fort Worth, Texas
June 18, 2014